UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 J Morris Commons Lane, Suite 105

Morrisville, North Carolina 27560

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 919-858-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.02	TERMINATION OT A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed in the Current Report on Form 8-K filed by Data443 Risk Mitigation, Inc. (the “Company”) on February 11, 2019, the Company had entered into an Exclusive License and Management Agreement (the “License Agreement”) with Wala, Inc. (“Wala”). Under the License Agreement the Company was granted the exclusive right and license to receive all benefits from the marketing, selling, and licensing of the data archiving platform known as ArcMail and all assets related thereto (the “ArcMail Assets”). In connection with the License Agreement, the Company also executed (i) a Stock Rights Agreement, under which the Company had the right to acquire all shares of stock of Wala; and, (ii) a Business Covenants Agreement, under which Wala and its CEO agreed to not compete with the Company’s use of the ArcMail assets for a designated period of time. The License Agreement, Stock Rights Agreement, and Business Covenants Agreement are collectively referred to herein as the “ArcMail Agreements”). The foregoing descriptions of the ArcMail Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, Stock Rights Agreement, and Business Covenants Agreement, a copy of each being filed with the Company’s Current Report on Form 8-K on February 11, 2019, as Exhibit 10.1, 10.2, and, 10.3 respectively.

Effective January 31, 2021 the Company declared terminated each of the ArcMail Agreements. The Company has asserted numerous claims under the ArcMail Agreements. Further, Wala lost all rights to the ArcMail Assets through a foreclosure action brought by certain secured creditors of Wala (the “Wala Creditors”). The Company considers its relationship with Wala to be closed and will not pursue any further action in that regard.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 12, 2021 the Company closed its acquisition of the ArcMail Assets from the Wala Creditors pursuant to the terms and conditions of an Asset Sale Agreement executed by and between the Company and the Wala Creditors. The effective date of the Asset Sale Agreement and the acquisition was deemed to be January 31, 2021. Total purchase price (the “Purchase Price”) was One Million Four Hundred Four Thousand Dollars ($1,404,000), evidenced by three promissory notes in favor of the Wala Creditors in the total amount of the Purchase Price (the “Notes”). Payments under the Notes commence in 30-days and continue monthly thereafter for 60-months. The Notes are secured by a pledge of the ArcMail Assets as collateral under the terms of a Security Agreement in favor of the Wala Creditors. The foregoing descriptions of the Asset Sale Agreement; Notes; and, Security Agreement do not purport to be complete and are qualified in their entirety by the actual language contained in the Asset Sale Agreement, Notes, and Security Agreement, respectively.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 2.01 of this Current Report on Form 8-K with respect to the Asset Sale Agreement, Notes, and Security Agreement, inclusive, is hereby incorporated by reference in this Item 2.03.

ITEM 7.01	REGULATION FD DISCLOSURE.

On February 19, 2021, the Company issued a press release announcing the transactions effected under the Blue Citi Agreement and the Exchange Agreement, respectively.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following Exhibits are furnished with this Report:

Exhibit No.	Exhibit Description

99.1	Press Release issued by the Company on February 19, 2021.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 19 February 2021	DATA443 RISK MITIGATION, INC.

	BY:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer

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